SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2014

Beamz Interactive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54662	94-3399024
(State or other jurisdiction	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

15354 N. 83rd Way, Suite 101, Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 480-424-2053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	On July 1, 2014, Beamz Interactive, Inc. (the “Company”) held its Annual Meeting of Stockholders.
(b)	The following table presents the final voting results for the items that were presented for stockholder approval.
	For	Against	Abstain	Broker Non-vote
(1) To elect Gerald Riopelle to the Beamz Board of Directors as a Class I director for a term of three years:	18,800,707	600	3,500	948,213
(2) To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, increasing the number of authorized shares of the Company’s common stock from 40,000,000 to 100,000,000 (the “Charter Amendment”).	18,777,528	9,279	18,000	948,213
(3) Approval, by advisory vote, a resolution on executive compensation.	17,907,506	785,586	111,715	948,213
	One Year	Two Years	Three Years	Abstain
(4) Recommend, by advisory vote, the frequency of future advisory votes on executive compensation.	71,602	83,000	17,874,048	776,157

Based on the voting as reported above, the director nominee named above was elected as a director of the Company for a term of three years. In addition, the Company’s stockholders approved the Charter Amendment; approved, by advisory vote, the compensation of the Company’s named executive officers; and recommended, by advisory vote, a three-year frequency of future advisory votes on executive compensation.

In light of these results, the Company’s Board of Directors has decided that future advisory votes on named executive officer compensation will be held every three years until the next advisory vote on the frequency of such votes, which in accordance with applicable law, will occur no later than the Company’s Annual Meeting in 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAMZ INTERACTIVE, INC
Date: July 15, 2014

By: /s/ Charles R. Mollo
Charles R. Mollo, Chief Executive Officer